ImmuCell Presents Strategic Overview at Annual Meeting of Stockholders

PORTLAND, ME -- (Marketwire - June 19, 2012) - ImmuCell Corporation (NASDAQ: ICCC) announced today that it presented a strategic overview of the Company's business at its Annual Meeting of Stockholders on June 14, 2012 and has today posted this information on the Investor Relations section of its website.

"This information was previously disclosed in Company filings with the SEC or is generally known publicly," commented Michael F. Brigham, President and CEO. "Because these 18 slides consolidate this information in one convenient place, we have also posted it on our website."

The results of the voting by stockholders at the Annual Meeting were filed with the SEC today on Form 8-K.

ImmuCell Corporation's (NASDAQ: ICCC) purpose is to create scientifically-proven and practical products that result in a measurable economic impact on animal health and productivity in the dairy and beef industries. Press releases and other information about the Company are available at our website, (http://www.immucell.com).

Contact:
Michael F. Brigham
President and Chief Executive Officer
(207) 878-2770 Ext. 3106